Exhibit 4.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Agreement”) dated as of April 26, 2021 is entered into by and among CENTERPOINT ENERGY, INC., a Texas corporation (the “Borrower”), the Banks party hereto and MIZUHO BANK, LTD., as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Term Loan Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Banks and the Administrative Agent have entered into that certain Term Loan Agreement dated as of May 15, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”);

WHEREAS, the Borrower has requested that the Banks amend the maturity date set forth in the Term Loan Agreement so as to extend the same; and

WHEREAS, the Banks have agreed to so amend the Term Loan Agreement as set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment to the Term Loan Agreement. Section 1.1 of the Term Loan Agreement is hereby amended by amending and restating in its entirety the following definition thereto to read as follows:

“Maturity Date” means June 14, 2021.

2.    Conditions Precedent. This Agreement shall be effective on the first date (the “First Amendment Effective Date”) when all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 10.1 of the Term Loan Agreement):

(a)    receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, each of the Banks and the Administrative Agent;

(b)    receipt by the Administrative Agent of (i) a certificate of the Borrower, dated the First Amendment Effective Date and executed by a secretary, assistant secretary or other officer thereof, which shall (x) certify that attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors or other applicable authorizing body authorizing the execution, delivery and performance by the Borrower of this Agreement, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect and (y) identify by name and title and bear the signatures of the responsible officers of the Borrower authorized on the First Amendment Effective Date to sign the Amendment and (ii) a certificate as of a recent date from the Secretary of State of the State of Texas as to the existence of the Borrower and a statement as of a recent date of Franchise Tax Account Status obtained through the website of the Office of the Comptroller of Public Accounts of Texas indicating that the right of the Borrower to transact business in Texas is “active”; and

(c)    receipt by the Administrative Agent of reimbursement for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation,

1

execution and delivery of this Agreement, including the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP (it being understood and agreed that the Borrower may pay such amounts by wire transfer directly to Gibson, Dunn & Crutcher LLP).

3.    Miscellaneous.

(a)    The Term Loan Agreement and the obligations of the Borrower thereunder and under the other Loan Documents, subject to the amendments and agreements set forth in this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    The Borrower hereby represents and warrants as follows:

(i)    The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of its obligations hereunder have been duly authorized by all requisite corporate action on the part of the Borrower.

(ii)    This Agreement has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)    No authorization or approval or action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of, or for the Borrowings under, this Agreement, except (i) those that have been obtained or made and (ii) such matters relating to performance as would ordinarily be done in the ordinary course of business after the First Amendment Effective Date.

(iv)    On the First Amendment Effective Date, the representations and warranties in Article VI of the Term Loan Agreement are true and correct in all material respects as of such date (except to the extent any such representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date.

(v)    Immediately before and after giving effect to this Agreement, on the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(c)    On and after the First Amendment Effective Date, references in the Term Loan Agreement or in any other Loan Document to the Term Loan Agreement shall be deemed to be references to the Term Loan Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Agreement shall constitute a Loan Document.

(d)    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or in other electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement. A set of the copies of this Agreement signed by all the parties shall be maintained with Borrower and the Administrative Agent.

2

(e)    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

CENTERPOINT ENERGY, INC.

By:	/s/ Stacey L. Peterson
	Name:	Stacey L. Peterson
	Title:	Senior Vice President, Financial Planning and Treasurer

MIZUHO BANK, LTD., as Administrative Agent and as a Bank

By:	/s/ Edward Sacks
	Name:	Edward Sacks
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Dee Dee Farkas
	Name:	Dee Dee Farkas
	Title:	Managing Director

MUFG BANK, LTD., as a Bank

By:	/s/ Ricky Vargas
	Name:	Ricky Vargas
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Christopher Olsen
	Name:	Christopher Olsen
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ James O’Shaughnessy
	Name:	James O’Shaughnessy
	Title:	Vice President